Exhibit 3iii
AMENDED & RESTATED BY-LAWS
OF
TENNANT COMPANY

As of December 14, 2010

ARTICLE I
Meeting of Shareholders

Sec. 1 - Place

           Meetings of the shareholders shall be held at the principal executive office of the corporation in the State of Minnesota or at such other place or places as the Board of Directors or Chief Executive Officer may from time to time designate; provided, however, that any meeting called by or at the demand of a shareholder or shareholders pursuant to Section 3 of this Article shall be held in the county where the principal executive office of the corporation is located.  The Board of Directors may determine that shareholders not physically present in person or by proxy at a shareholder meeting may, by means of remote communication, participate in a shareholder meeting held at a designated place.  The Board of Directors also may determine that a meeting of shareholders shall not be held at a physical place, but instead solely by means of remote communication.

Sec. 2 - Annual Meeting

           The annual meeting of shareholders shall be held in each calendar year on such date and at such time as shall be set by the Board of Directors or by the Chief Executive Officer of the corporation, at which meeting the shareholders shall elect directors and transact such other business as may be properly brought before the meeting.

Sec. 3 - Special Meeting

           Special meetings of the shareholders may be called for any purpose or purposes, at any time, by the Chief Executive Officer, by the Chief Financial Officer, by the Board of Directors, or any two or more members thereof, or at the demand of one or more shareholders holding not less than ten percent (10%) of the voting power of all shares of the corporation entitled to vote (except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or effect a business combination, including any action to change or otherwise affect the composition of the Board for that purpose, must be called by twenty-five percent (25%) or more of the voting power of all shares of the corporation entitled to vote) by written notice of such demand given by such shareholder or shareholders to the Chief Executive Officer or the Chief Financial Officer specifying the purposes of such meeting.  Within 30 days of receipt of such a demand by the Chief Executive Officer or the Chief Financial Officer, the Board of Directors of the corporation shall cause a special meeting of shareholders to be duly called and held on notice no later than 90 days after receipt of such demand.  If the Board of Directors fails to cause a special meeting to be called and held as required by this Section, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 5 of this Article.

Sec. 4 - Adjournment

           Any meeting of the shareholders may be adjourned to another date, time, or place.  If any meeting is so adjourned, no notice as to such adjourned meeting need be given if the date, time, and place at which the meeting will be reconvened are announced at the time of adjournment and the adjourned meeting is held not more than 120 days after the date fixed for the original meeting.

Sec. 5 - Notices

           Except as provided in Section 4 of this Article, written notice of each meeting of shareholders stating the date, time, and place, and in case of a special meeting, the purpose or purposes, shall be given at least 10 days, but not more than 60 days, before the date of such meeting to each shareholder of record entitled to vote at such meeting.  Notice may be given to a shareholder by means of electronic communication if the requirements of Minnesota Statutes Section 302A.436, Subdivision 5, as amended from time to time, are met.  Notice to a shareholder is also effectively given if the notice is addressed to the shareholder or a group of shareholders in a manner permitted by the rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that the corporation has first received the written or implied consent required by those rules and regulations.

Sec. 6 - Waiver of Notice

           Notice of the date, time, place, and purpose of any meeting of the shareholders may be waived by any shareholder.  Such waiver may be given before, at, or after the meeting in writing, orally, or by attendance.  Attendance by a shareholder at a meeting is a waiver of notice of that meeting, unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of the item at that meeting.

Sec. 7 - Quorum; Acts of Shareholders

           The presence, in person or by proxy, of the holders of a majority of the voting power of shares entitled to vote at the meeting shall constitute a quorum for the transaction of business.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  Except as otherwise required by law or specified in the Articles of Incorporation of this corporation, the shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present at a duly held shareholders’ meeting.

Sec. 8 - Authorization Without Meeting

           Any action which may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a written action signed by all of the holders of shares who would be entitled to vote on that action.

Sec. 9 - Advance Notice of Business to be Conducted

           (a) The business conducted at any special meeting of shareholders of the corporation shall be limited to the purposes stated in the notice of the special meeting pursuant to Section 5 of this Article.  At any annual meeting of shareholders of the corporation, only such business (other than the nomination and election of directors, which shall be subject to the Articles of Incorporation) may be conducted as shall be appropriate for consideration at the meeting of shareholders and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the corporation entitled to vote at the meeting who complies with the procedures hereinafter set forth in this Section.

    (b) Timing of Notice.  For such business to be properly brought before any annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a shareholder’s notice of any such business to be conducted at an annual meeting must be delivered to the Secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of shareholders.  If, however, the date of the annual meeting of shareholders is more than 30 days before or 60 days after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting.  Except to the extent otherwise required by law, the adjournment of an annual meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as required above.

    (c) Content of Notice.  A shareholder’s notice to the corporation shall set forth as to each matter the shareholder proposes to bring before the annual meeting :

       (i)           a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting;

       (ii)           any material interest in such business of the shareholder and of any beneficial owners on whose behalf the proposal is made;

       (iii)           the name and address of such shareholder as they appear on the corporation’s books, and of any such beneficial owner;

       (iv)           (A) the class or series (if any) and number of shares of the corporation that are beneficially owned by such shareholder or any such beneficial owner, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, whether or not such instrument or right is subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) owned beneficially by such shareholder or any such beneficial owner and any other opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the corporation, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or any such beneficial owner has a right to vote any shares of the corporation, (D) any short interest of such shareholder or any such beneficial owner in any security of the corporation (for purposes of these By-Laws, a person shall be deemed to have a “short interest” in a security if such person has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (E) any rights to dividends on the shares of the corporation owned beneficially by such shareholder or any such beneficial owner that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or any such beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (G) any performance-related fees (other than an asset-based fee) that such shareholder or any such beneficial owner is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such shareholder’s or any such beneficial owner’s immediate family sharing the same household (which information called for by this Section 9(c)(iv) shall be supplemented by such shareholder not later than 10 days after the record date for the meeting to update and disclose such information as of the record date); and

           (v)           a representation that the shareholder is a holder of record of shares entitled to vote at the meeting, will continue to be a holder of record of shares entitled to vote at the meeting through the date of the meeting, and intends to appear in person or by proxy at the meeting to make the proposal.

        (d) Consequences of Failure to Give Timely Notice.  Notwithstanding anything in these By-Laws to the contrary, no business (other than the nomination and election of directors) shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section and, if the Chairman should so determine, the Chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.  Nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with these By-Laws.

       (e) Public Announcement. For purposes of this Section, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act, or (iii) when mailed as the notice of the meeting pursuant to Section 5 of this Article.

            (f) Compliance With Law.  Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of Minnesota law, the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section.

           (g) SEC Rule 14a-8.  Notwithstanding anything to the contrary in this Section, this Section does not apply to any shareholder proposal made pursuant to Rule 14a-8 promulgated under the Exchange Act.  The requirements, procedures, and notice deadlines of Rule 14a-8 shall govern any proposal made pursuant thereto.

ARTICLE II
Voting Rights

Sec. 1 - Shareholders Entitled to Vote

           Unless otherwise provided in the Articles of Incorporation, or in certificates of designation of series of stock authorized by the Articles of Incorporation, every shareholder of record at the date fixed for the determination of the persons entitled to vote at a meeting of shareholders, or, if no date has been fixed, then at the date of the meeting, shall be entitled at such meeting to one vote for each share standing in such shareholder’s name on the books of the corporation at such date.

Sec. 2 - Record Date for Determination

           The Board of Directors (or an officer, if so authorized by the Board) may fix a time, not exceeding 60 days preceding the date of any meeting of shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed.

Sec. 3 - Casting of Vote

           A shareholder may cast such shareholder’s vote in person or through proxy.  The appointment of a proxy shall be (a) in writing filed with an officer of the corporation at or before the meeting or (b) by a telephonic transmission or authenticated electronic communication, whether or not accompanied by written instructions of the shareholder, with the corporation or the corporation’s duly authorized agent at or before the meeting.  Any such telephonic transmission or authenticated electronic communication must set forth or be submitted with information from which it can be determined that the appointment was authorized by the shareholder.  If it is reasonably concluded that the telephonic transmission or authenticated electronic communication is valid, the inspectors of election or, if there are no inspectors, the other persons making that determination shall specify the information upon which they relied to make that determination.  The authority of a proxy, if not coupled with an interest, may be terminated at will.  Unless otherwise provided in the appointment, the proxy’s authority shall cease 11 months after the appointment.  Termination may be made by filing written notice of the termination of the appointment with an officer of the corporation, or by filing a new written appointment of a proxy, signed by the shareholder, with an officer of the corporation, or by telephonic transmission or authenticated electronic communication, whether or not accompanied by written instructions of the shareholder, of a new appointment of a proxy with the corporation or the corporation’s duly authorized agent.  Termination in any such manner revokes all prior proxy appointments and is effective when filed with an officer of the corporation or when the telephonic transmission or authenticated electronic communication is received by the corporation or the corporation’s duly authorized agent.

ARTICLE III
Directors

Sec. 1 - Annual Meeting

           The regular annual meeting of the Board of Directors shall be held without notice at the place of and immediately following the annual meeting of shareholders, at which time the Directors shall elect officers and transact such other business as may properly come before the meeting.

Sec. 2 - Regular Meetings

           The date, time, and place of regular meetings of the Board of Directors may be established by the Board of Directors at any meeting of the Board of Directors.  Such regular meetings may be held without notice at the principal executive office of the corporation or at such other place or places as the Board of Directors may from time to time determine.

Sec. 3 - Special Meetings

           (a)           Special meetings of the Board of Directors may be called at any time by any member of the Board, to be held at the principal executive office of the corporation or at such other place as the Director calling the meeting shall designate.

           (b) Notices of all special meetings of the Board of Directors shall be given to each Director by not less than 24 hours’ service of the same by telephone, electronic communication, mail, or personally, provided that if the date, time, and place of a special meeting have been announced at a previous meeting of the Board, no notice is required.  The notice of a special meeting need not state the purpose of the meeting.

Sec. 4 - Quorum, Adjournment, and Voting

           A majority of the Directors currently holding office shall be necessary to constitute a quorum for the transaction of business, except as otherwise provided herein, but less than a quorum may adjourn any meeting from time to time until a quorum is present.  If a quorum is present when a duly held meeting is convened, the Directors present may continue to transact business until adjournment, even though the withdrawal of a number of the Directors originally present leaves less than the majority otherwise required for a quorum.  If, however, the withdrawal of a number of the Directors originally present leaves less than the majority otherwise required for a quorum, any single Director present may adjourn the meeting from time to time until a quorum is present.  Notice of an adjourned meeting need not be given other than by announcement at the meeting at which adjournment is taken.  Each Director shall be entitled to one vote upon all matters coming before the Board for action, and actions by the Board may be taken by majority vote of the Directors present.

Sec. 5 - Waiver of Notice

           A Director of the corporation may waive notice of the date, time, and place of a meeting of the Board.  A waiver of notice by a Director entitled to notice is effective whether given before, at, or after the meeting and whether given in writing, orally, by authenticated electronic communication, or by attendance.  Attendance by a Director at a meeting is a waiver of notice of that meeting, unless the Director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and thereafter does not participate in the meeting.

Sec. 6 - Electronic Communications

           A conference among Directors by any means of communication through which the Directors may simultaneously hear each other during the conference constitutes a Board meeting if the same notice is given of the conference as would be required for a meeting and if the number of Directors participating in the conference would be sufficient to constitute a quorum at a meeting.  A Director may participate in a Board meeting not described in the immediately preceding sentence by any means of communication through which the Director, other Directors so participating, and all Directors physically present at the meeting may simultaneously hear each other during the meeting.  Participation in a meeting by either means referred to in this Section 6 constitutes presence in person at the meeting.

Sec. 7 - Absent Directors

           A Director of the corporation may give advance written consent or opposition to a proposal to be acted on at a Board meeting.  If the Director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum; but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes or other record of action at the meeting if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the Director has consented or objected.

Sec. 8 - Action Without a Meeting

           An action required or permitted to be taken at a Board meeting may be taken without a meeting by written action signed, or consented to by authenticated electronic communication, by all of the Directors.  Any action other than an action requiring shareholder approval may, if the Articles of Incorporation so provide, be taken by written action signed, or consented to by authenticated electronic communication, by the number of Directors that would be required to take the same action at a meeting of the Board at which all Directors were present.  The written action is effective when signed, or consented to by authenticated electronic communication, by the required number of Directors unless a different effective time is provided in the written action.  When written action is permitted to be taken by less than all Directors, all Directors shall be notified immediately of its text and effective date.

Sec. 9 - Committees

           (a) The Board of Directors may, by resolution approved by the affirmative vote of a majority of the Board, establish (i) such committees, if any, as the Board shall determine, having the authority of the Board in the management of the business of the corporation to the extent provided in any such resolution and (ii) such committees, if any, as the Board shall determine, having only the authority to advise the Board on, and the responsibility to report to the Board with respect to, matters provided for in any such resolution.  A committee shall consist of one or more natural persons, who need not be Directors, officers, employees, or shareholders of the corporation, appointed by affirmative vote of a majority of the Directors present at a duly held Board meeting.  Committees shall be subject at all times to the direction and control of the Board except as provided in Section 10 of this Article.

           (b) Sections 1 through 8 and 11 of this Article apply to committees and members of committees to the same extent as those sections apply to the Board and to Directors.

           (c)  Minutes, if any, of committee meetings shall be made available upon request to members of the committee and to any Director.

           (d)  Unless otherwise provided in the resolution of the Board establishing the committee, a committee may create one or more subcommittees, each consisting of one or more members of the committee, and may delegate to a subcommittee any or all of the authority of the committee.  In these By-Laws, unless the language or context clearly indicates that a different meaning is intended, any reference to a committee is deemed to include a subcommittee, and any reference to a committee member is deemed to include a subcommittee member.

Sec. 10 - Special Litigation Committee

           Pursuant to the procedure set forth in Section 9 of this Article, the Board may establish a committee composed of one or more independent Directors or other independent persons to consider legal rights or remedies of the corporation and whether those rights and remedies should be pursued.

Sec. 11 - Compensation of Directors

           The Board may fix the compensation, if any, of Directors.

Sec. 12 - Chairman of the Board of Directors

           The Board of Directors may elect or appoint from its members a Chairman of the Board who shall preside at Board meetings and shall perform such other duties as the Board may determine.

ARTICLE IV
Officers

Sec. 1 - Officers

           The officers of the corporation shall consist of a Chief Executive Officer, a Chief Financial Officer, and such other officers as may from time to time be chosen by the Board.  The Chief Executive Officer shall be a Director. The other officers need not be Directors.  Any two offices may be held by the same person.

Sec. 2 - Election

           The Chief Executive Officer, the Chief Financial Officer, and such other officers as the Board of Directors determines shall be elected by the Board of Directors at its annual meeting.  Notwithstanding anything to the contrary in this Article, the Board at any time may grant to the Chief Executive Officer the authority to elect, designate, and fix the duties and compensation of any officer, other than the Chief Executive Officer or the Chief Financial Officer.

Sec. 3 - Duties and Compensation

           The officers of the corporation shall perform the duties specified in these By-Laws, and in addition thereto, such other duties as may be assigned or delegated to them from time to time by the Board of Directors, the Chief Executive Officer, or the Chief Financial Officer.  The compensation of the Chief Executive Officer, the Chief Financial Officer, and such other officers as may be designated by the Board of Directors shall be fixed by the Board of Directors.

Sec. 4 - Chief Executive Officer

           The Chief Executive Officer of the corporation shall have general and active management of business of the corporation and general supervision of the officers of the corporation, subject to the direction and authority of the Board of Directors, shall see that all orders and resolutions of the Board of Directors are carried into effect, shall preside at all meetings of the shareholders and meetings of the Board of Directors (except to the extent that these By-Laws vest in the Chairman of the Board of Directors, if any, the duty of presiding at Board meeting), shall, in the event that no Secretary shall be designated by Board of Directors, perform the duties specified in these By-Laws to be performed by the Secretary, and shall perform such other duties as are hereafter provided for the Chief Executive Officer in these By-Laws or as the Board of Directors shall determine.

Sec. 5  - Chief Financial Officer

           The Chief Financial Officer of the corporation shall keep full and accurate accounts of all assets, liabilities, commitments, receipts, disbursements, and other financial transactions of the corporation in books belonging to the corporation; shall have the custody of the corporate funds and securities and shall keep full and accurate accounts thereof; shall deposit all monies and other valuable effects, in the name and to the credit of the corporation, in such depositories as may be designated from time to time; and shall disburse funds and see that all expenditures are made in accordance with procedures duly established from time to time by the corporation.  The Chief Financial Officer shall cause regular audits of the books of accounts and records of the corporation to be made for delivery to the Board of Directors and Chief Executive Officer; shall render financial statements at all meetings of the Board of Directors at which such statements are requested by the Chief Executive Officer or the Board of Directors; shall render, whenever requested by the Chief Executive Officer or the Board of Directors, an account of all of such officer’s transactions as Chief Financial Officer and of the financial condition of the corporation to the requesting party; and shall render a full financial report at the annual meeting of shareholders of the corporation, if called upon so to do.

Sec. 6 - President and Vice Presidents

           The President, if any, and each Vice President, if any, designated by the Board of Directors shall perform such functions as are specified by the Board of Directors in designating such President or Vice President or which are assigned or delegated to such officer or officers from time to time pursuant to Section 3 of this Article.  Any one or more of the Vice Presidents may be designated by the Board of Directors as Senior Vice Presidents or Executive Vice Presidents.

Sec. 7 - Secretary and Assistant Secretaries

           Unless reserved by the Board of Directors to another officer, the Secretary, if any, shall keep the stock book of the corporation, keep minutes of all the meetings of the shareholders and the Board of Directors and issue notices of meetings of shareholders and the Board of Directors in accordance with the By-Laws.  The Secretary, in any, designated by the Board of Directors and each Assistant Secretary, if any, designated by the Board of Directors shall perform any further duties assigned or delegated to such officer or officers from time to time pursuant to Section 3 of this Article (or, in the case of an Assistant Secretary, such duties of the Secretary as shall be delegated by the Secretary to such Assistant Secretary).

Sec. 8 - Treasurer and Assistant Treasurers

           The Treasurer, if any, designated by the Board of Directors and each Assistant Treasurer, if any, designated by the Board of Directors shall perform such functions as are specified by the Board of Directors in designating such Treasurer or Assistant Treasurers or which are assigned or delegated to such officer or officers from time to time pursuant to Section 3 of this Article (or, in the case of an Assistant Treasurer, such duties of the Treasurer as shall be delegated by the Treasurer to such Assistant Treasurer).

Sec. 9 - Vacancies

Any vacancy in the office of Chief Executive Officer or Chief Financial Officer because of death, resignation, removal, disqualification, or other cause shall be filled by the Board of Directors for the unexpired portion of the term.  Any such vacancy in an office other than Chief Executive Officer or Chief Financial Officer also may be filled for the unexpired portion of the term by the Board or, to the extent authorized by the Board, by the Chief Executive Officer.

Sec. 10 - Term of Office

           The officers of the corporation shall hold office until their successors are elected and qualify.  Any officer of the corporation may be removed at any time, with or without cause, by the affirmative vote of a majority of the Directors present at a meeting.  An officer appointed by the Chief Executive Officer also may be removed at any time, with or without cause, by the Chief Executive Officer.  The Board of Directors may also provide that any officer, other than the Chief Financial Officer, may be removed at any time, with or without cause, by the Chief Executive Officer.  Any such removal shall be without prejudice to any contractual rights of the officer.  Any officer may resign at any time by giving written notice to the corporation.

ARTICLE V
Capital Stock

Sec. 1 - Certificated and Uncertificated Shares

           Shares of the corporation may be certificated or uncertificated.  The certificates of shares of the corporation, if any, shall be signed by the Chief Executive Officer (as the sole signing officer or together with such other officer or officers, if any, as the Chief Executive Officer may deem appropriate) or by such other officer as the Board of Directors may designate from time to time; but when a certificate is signed by a transfer agent or registrar, the signature of any such officer of the corporation may be a facsimile, engraved or printed.

Sec. 2 - Declaration of Dividends

           The Board of Directors shall have the authority to declare dividends upon the shares of the corporation to the extent permitted by law.

ARTICLE VI
Indemnification

           To the full extent required by Minnesota Statutes, Section 302A.521, as amended from time to time, or by other provisions of law, each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative action, suit, or proceeding (including a proceeding by or in the right of the corporation wherever brought) by reason of the fact that (1) such person is or was a Director of the corporation, (2) such person is or was a member of a committee of the Board of Directors, an officer or an employee of the corporation, or (3) such person while serving as a Director, officer, or employee of the corporation, shall, at the request of the corporation or in connection with his duties in that position, be serving or have served as a Director, officer, partner, trustee, employee, or agent of another corporation, employee benefit plan, or other organization or enterprise, shall be indemnified by the corporation against judgments, penalties, fines, including without limitation excise taxes assessed against such person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by such person in connection with such action, suit, or proceeding. Nothing stated herein shall be deemed to limit the right of the Board of Directors to insure, to the extent permitted by law, Directors, officers, committee members, and employees of the corporation, at the corporation’s expense, against any liability or to limit the right of the corporation to indemnify other persons by contract or otherwise, or to insure, to the extent permitted by law, other persons, at the corporation’s expense, against liability.

ARTICLE VII
Miscellaneous

Sec. 1 - Execution of Instruments

           (a)  All deeds, mortgages, bonds, notes, checks, contracts, and other instruments pertaining to the business and affairs of the corporation shall, subject to the Chief Executive Officer’s right of delegation under Article IV, be signed on behalf of the corporation by the Chief Executive Officer, except that if the authority to sign and deliver such documents is required by law to be exercised by another person or persons or is expressly delegated by the Board to such other person or persons, such document may be signed by such other person or persons (including without limitation officers and non-officers) as may be designated from time to time by the Board of Directors.

           (b)  If a document must be executed by persons holding different offices or functions and one person holds such offices or exercises such functions, that person may execute the document in more than one capacity if the document indicates each such capacity.

Sec. 2 - Voting Stock of Other Corporations

           Except to the extent expressly delegated by the Board of Directors to another person or persons, the Chief Executive Officer of the corporation shall, on behalf of the corporation, vote, in person or by proxy, all stock owned of record by the corporation in all corporations, including with limitation subsidiaries of the corporation, and exercise on behalf of the corporation all other rights and powers of the corporation as the owner of such stock.

Sec. 3 - Advances

           The corporation may, without a vote of the Directors, advance money to its Directors, officers, or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.